EXHIBIT 99.1


March 1, 2001


Members of the Investment Community,


Pivotal Corporation (NASDAQ NM: PVTL/ TSE: PVT) will be presenting at the CIBC World Markets 2001 Institutional Investor Conference on March 2, 2001 at 10:00 am PT (1:00 pm ET). We would like to invite the investment community to view a live Webcast of the presentation, which will be available at http://www.pivotal.com/investors/ Although not anticipated, forward looking guidance may be discussed during this Webcast.

If you are unable to view the live Webcast, it will be archived on the Pivotal website immediately following the live presentation.

If you have any questions please call 604.988.9982 and ask for investor relations or email investor-relations@pivotal.com.



Statements made in this presentation about our future results, levels of activity performance, goals or achievements or other future events constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in our forward looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy or completeness of forward-looking statements. We are under no duty to update any of our forward-looking statements made in this presentation or these materials. You should not place undue reliance on forward-looking statements.